Exhibit 10.5
PPG INDUSTRIES, INC.

DEFERRED COMPENSATION PLAN FOR DIRECTORS

1.    Purpose

    The purpose of the PPG Industries, Inc. Deferred Compensation Plan for Directors (the “Plan”) is to offer each non-employee member of the Board of Directors of PPG Industries, Inc. (the “Corporation”) the opportunity to defer receipt of the compensation to be earned for services as a director of the Corporation until after separation from service with the Corporation.

    This Plan is an amendment and restatement of the PPG Industries, Inc. Deferred Compensation Plan for Directors as in effect on January 1, 2005 (the “Prior Plan”). This amended and restated Plan applies to deferrals of all Compensation that is earned or that becomes vested on or after January 1, 2005 (including any earnings thereon). All such deferred compensation shall be paid in accordance with the terms of this amended and restated Plan. The Prior Plan applies to deferrals of all compensation that was earned and vested prior to January 1, 2005 (including any earnings thereon), except as otherwise provided therein. This amendment and restatement of the Plan is made on December 11, 2024 and is effective as of January 1, 2025.

2.    Definitions

(a)    “Account” means a bookkeeping account maintained for a Participant who elects to defer to it all or any part of his or her Compensation and to which Units are credited.

(b)    “Beneficiary” means the person or entity designated by the Participant or the Participant’s legal representative as provided under Section 7(b).

(c)    “Committee” means the Human Capital Management and Compensation Committee (or any successor) of the Board of Directors of the Corporation.

(d)    “Common Stock” means, as of any date, the then issued and outstanding voting common stock of the Corporation.

(e)    “Compensation” means a Participant’s compensation earned for services as a director and as chairman or a member of a committee of the Board of Directors of the Corporation, including compensation that is payable in cash, in shares of the Corporation’s capital stock or otherwise and specifically including a Participant’s annual retainer and fees for attending meetings of the Board of Directors of the Corporation or any committee thereof. Compensation shall also include any dividend equivalent paid with respect to a restricted stock unit award.

(f)    “Disability” means, with respect to a Participant, a medically determinable physical or mental impairment of the Participant that can be expected to result in the Participant’s death or that can be expected to last for a continuous period of not less than 12 months, by reason of which the Participant is unable to engage in any substantial gainful activity.

(g)    “Fair Market Value” shall mean, as of any date (the “Measurement Date”), (i) with respect to Common Stock, the closing price of a share of Common Stock on the date immediately preceding the Measurement Date (or if the Common Stock was not traded on such immediately preceding date, on the next preceding date on which it was traded), as reported on the New York Stock Exchange Composite Transactions, and (ii) with respect to any other asset, the fair market value of such asset as determined by the Corporation in its sole discretion.

(h)    “Participant” means an eligible director of the Corporation who participates in the Plan.

(i)    “Stock Fund” means a recordkeeping account, the value of which is based on an investment vehicle that is a unitized employer stock fund comprised of Common Stock and other assets, as determined by the Corporation from time to time, and in which the Accounts of all Participants are treated as invested.

(j)    “Unit” means a recordkeeping unit for the Stock Fund, equal to one ownership unit of the Stock Fund, the value of which reflects the market value of the assets comprising the Stock Fund.

3.    Eligibility

    All directors of the Corporation who are not at the time also serving as salaried employees of the Corporation are eligible to participate in the Plan.

4.    Deferral of Compensation

(a)    Each Participant may elect to have Compensation deferred under the Plan and credited to the Participant’s Account.

(b)    Subject to any rules, regulations, procedures or resolutions adopted by the Committee, an election to defer shall be made in writing prior to the start of the calendar year for which it is to become effective and shall be effective upon filing with the Secretary of the Corporation, provided however that in the first calendar year in which an individual becomes a director, an election to defer may be made as to the remainder of such year, effective with respect to Compensation for services after the date of such election provided that the election is filed with the Secretary within thirty (30) days of the individual’s election to the Board of Directors of the Corporation. Once deferral has been elected and filed with the Secretary of the Corporation, it shall become irrevocable for the next succeeding calendar year and, unless revoked in writing or superseded by a new election effective for calendar years after the year in which such revocation or new election is executed, shall continue in effect for each calendar year thereafter.

(c)    Deferred amounts shall be credited on the books of the Corporation to an Account in the name of the Participant on the same date that it would otherwise be payable and shall thereafter be paid from the general funds of the Corporation. No assets of the Corporation shall be segregated or earmarked in respect to any amounts credited to the Accounts of Participants and all such amounts shall constitute unsecured contractual obligations of the Corporation.

(d)    The number of Units to be credited to the Account of a Participant shall be equal to the quotient obtained by dividing the unpaid deferred Compensation amount to be credited to the Account, by an amount equal to the Fair Market Value of the Stock Fund’s assets divided by the number of Units outstanding.

5.    Payment of Deferred Amounts

(a)    Payments from a Participant’s Account will be made in the form of Common Stock. The number of shares of Common Stock to be paid will equal the aggregate Fair Market Value of the Units allocated to the Participant’s Account as of the date of payment, divided by the Fair Market Value of a share of the Common Stock rounded down to the next whole share, and the Fair Market Value of any fraction in excess thereof being paid in cash. Upon such payment, the Units with respect to which payment was made shall cease to be treated as outstanding.

(b)    The payment described in Section 5(a) shall be made in a lump sum on the date determined by the Corporation in its discretion during the Distribution Period. The Distribution Period is the period beginning on the date that is six months and ten days following the date on which the Participant separates from service with the Corporation (within the meaning of Section 409A of the Internal Revenue Code) (the “Scheduled Payment Date”) and ending on the later of (1) December 31 of the year in which the Scheduled Payment Date occurs, and (2) the date that is 2-1/2 months following the Scheduled Payment Date.

(c)    Death or Disability. In the event of the death or Disability of a Participant either while serving as a director of the Corporation or prior to the Scheduled Payment Date, any amount due under the Plan shall be paid in a lump sum to the Participant’s beneficiary, or in the case of Disability, to the Participant, as soon as practicable after the Participant’s death or a determination by the Committee that the Participant has suffered a Disability.

(d)    Tax Withholding. The Participant shall be responsible for payment of all applicable tax withholding on any payment hereunder. The Corporation may cause such tax withholding obligation to be satisfied by a reduction in the number of shares otherwise issuable hereunder (the shares subject to reduction having a Fair Market Value equal to all or a portion of the withholding due) or a reduction in the amount of cash otherwise payable. In the event of any withholding due that is not so satisified, the Participant shall timely pay to the Company the amount of such withholding due unless the Company provides for another method for the Participant to satisfy such withholding obligation.

6.    Stock Fund

(a)    Effective as of January 1, 2024, the Stock Fund shall consist of the number of shares of Common Stock and other assets reflected as credited to the Stock Fund on the Corporation’s books and records as of such date.

(b)    Upon the crediting of Units to the Account of a Participant pursuant to Section 4(d) on or after January 1, 2024, the Corporation shall cause to be credited to the Stock Fund a number of shares of Common Stock and other assets (as determined by the Corporation in its sole discretion), the aggregate Fair Market Value of which is equal to the Fair Market Value of the Compensation with respect to which the Units are to be credited.

(c)    Upon payment to a Participant on or after January 1, 2024, the Corporation shall cause to be debited from the Stock Fund a number of shares of Common Stock and other assets (as determined by the Corporation in its sole discretion), the aggregate Fair Market Value of which is equal to the Fair Market Value of the Units with respect to which payment is made.

7.    Change in Control

(a)    Upon, or in reasonable anticipation of, a Change in Control (as defined below), the Corporation shall immediately make a payment in cash or other property, to a trustee to be held in a rabbi trust on such terms as the senior human resources officer and the senior finance officer of the Corporation, or either of them, shall deem appropriate of a sufficient amount to insure that Participants receive the payment of all amounts as contemplated under the Plan.

(b)    “Change in Control” means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:
(1)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then issued and outstanding shares of the Corporation’s voting common stock (“Outstanding Common Stock”) or (ii) the combined voting power of all outstanding voting securities of the Corporation entitled to vote generally in the election of directors to the Board of Directors of the Corporation (“Outstanding Voting Securities”); provided that, for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Corporation; (ii) any acquisition by the Corporation; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation; or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (3) of this Section 6(b).

(2)    Individuals who, as of February 16, 2006 (the “Reference Date”), constitute the Board of Directors of the Corporation (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Incumbent Board; provided, however, that any individual becoming a director subsequent to the Reference Date whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or
(3)    Approval by the shareholders of the Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination:
(i)    All or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be;
(ii)    No Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and
(iii)    At least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or at the time of the action taken by the Incumbent Board approving such Business Combination; or
(c)    Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation; or
(d)    A majority of the Incumbent Board otherwise determines that a Change in Control shall have occurred.

8.    General Provisions

(a)    The Plan and any payments provided hereunder are intended to comply with Section 409A of the Internal Revenue Code of 1986 (“Section 409A”). The Plan shall in all respects be interpreted, operated, and administered in accordance with this intent. Payments provided under the Plan may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments provided under the Plan to be made upon a termination of service that constitute deferred compensation subject to Section 409A shall only be made if such termination of service constitutes a “separation from service” under Section 409A. The Corporation makes no representations or warranties that the payments provided under the Plan comply with, or are exempt from, Section 409A, and in no event shall the Corporation be liable for any portion of any taxes, penalties, interest, or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A.

(b)    Either the Board of Directors of the Corporation or the Committee may modify or amend the Plan, in whole or in part, from time to time, without the consent of any Participant or Beneficiary of any Participant; provided, however, that any modification, amendment or termination shall be of general application to all Participants and Beneficiaries and shall not, without the consent of the Participant or, in the event of his death, the Participant’s Beneficiary or estate adversely affect (i) any amount theretofore deferred or credited to the Participant’s Account(s) or (ii) the right of the Participant to receive all amounts theretofore credited to the Participant’s account(s), as of the date of such modification, amendment.

(c)    No rights under the Plan may be transferred or assigned except that a Participant may designate, in writing filed with the Secretary of the Corporation, his spouse or children, a trustee or his or her executor or executrix as Beneficiary to receive any unpaid amounts under the Plan after the death of the Participant. In the absence of any such designation or in the event that the designated person or entity shall not be in existence at the time a payment under the Plan comes due, the Beneficiary of the Participant shall be the Participant’s legal representative.

(d)    The Committee shall have full power to administer and interpret the Plan and to adopt such rules, regulations, procedures and resolutions consistent with the terms of the Plan as the Committee deems necessary or advisable to carry out the terms of the Plan.

(e)    The place of administration of the Plan shall be conclusively deemed to be within the Commonwealth of Pennsylvania, and the validity, construction, interpretation and administration of the Plan, and of any determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively and solely in accordance with, the internal laws of the Commonwealth of Pennsylvania.

(f)    No legal action may be commenced or maintained against the Corporation or against or with respect to the Plan by, on behalf of or with respect to a Participant more than one year after the date on which payment is made to the Participant from or with respect to the Plan.

(g)    Participants and Beneficiaries, and their heirs, successors, and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Corporation or any affiliate thereof. For purposes of the payment of benefits under this Plan, any and all of the Corporation’s assets shall be, and remain, the general, unpledged unrestricted assts of the Corporation. The Corporation’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.